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                                                                     EXHIBIT 3.2

                                    BY-LAWS
                                       OF
                               LORAL CORPORATION

                                    OFFICES

     1. The principal office of the corporation shall be at 600 Third Avenue, New York, New York.

     2. The corporation may also have offices at such other places, within or without the State of New York and within or without the United States of America as the board of directors may from time to time designate or as the business of the corporation may require.

                             STOCKHOLDERS' MEETINGS

     3. Place: The annual meetings of stockholders of the corporation, for the election of directors and for the transaction of such other business as may come before such meetings, shall be held at the principal office of the corporation in New York, or at such other place in the State of New York as the Board of Directors shall from time to time designate and as may be set forth in the notice of the meeting. Special meetings of stockholders, other than those regulated by statute, in which event the requirements of the statutes shall be followed, may be held at such place within the State of New York and at such time as may be stated in the notice of the meeting.

     4. Annual Meeting: The annual meeting of stockholders for 1972 shall be held on June 29, 1972 and, commencing with the year 1973, shall be held on the last Tuesday of July in each year and every year, if not a holiday, and if a holiday, then on the next succeeding business day, at 2:00 P.M., or at such other date, time and place as may be determined by the Board of Directors, for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

     5. Special Meetings: Special meetings of the stockholders of the Corporation may be called only by the Board of Directors or by the Chairman of the Board.

     6. Notice of Meetings: Written notice of every meeting of stockholders, stating the time, place and purpose thereof, shall be delivered or mailed not less than ten (10) nor more than seventy-five (75) days prior thereto to each stockholder of record at his last known post-office address as the same appears on the books of the corporation.

     7. Quorum: The holders of a majority in interest of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, by the certificate of incorporation or by these by-laws; provided, however, that if at any such meeting the holders of any class of stock of the corporation are entitled to vote separately as a class, the holders of a majority of the number of shares of such class outstanding shall constitute a quorum for such purpose. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     8. Voting: At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. The stockholders entitled to vote shall be those of
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record on the date fixed pursuant to Paragraph 36 hereof as the record date for the determination of stockholders entitled to vote, or, if no such record date shall have been fixed, then on the date of such meeting. Voting on any question or for any election shall be oral unless a vote by ballot is required by law or is demanded by any stockholder present and entitled to vote; then, in either of such cases, the vote shall be taken by ballot. All elections shall be had and all questions decided by a plurality vote of the shares voting, except as otherwise required by law, or the certificate of incorporation or the by-laws.

     9. Inspectors of Election: At all elections of directors, the proxies shall be received and all questions relating to the qualifications to vote and the validity of proxies and the acceptance or rejection of votes shall be decided, and the ballots, if any, shall be received and counted by two inspectors. Such inspectors shall be appointed by the presiding officer of the meeting, shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability, and shall in writing certify to their findings. No director or officer or candidate for election as director shall be appointed to act as inspector.

                                   DIRECTORS

     10. Number: (a) The number of directors which shall constitute the whole Board shall be eleven (11). At the 1985 annual meeting of stockholders, the directors shall be divided into three classes, of three directors per class, with the term of office of the first class to expire at the 1986 annual meeting of stockholders, the term of office of the second class to expire at the 1987 annual meeting of stockholders and the term of office of the third class to expire at the 1988 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election; directors elected to fill a vacancy shall be elected for a term equal to the remaining term of office of the class to which such directors shall have been elected.

     (b) Subject to the rights of the holders of any class or series of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in these By-Laws referred to as the "Voting Stock") then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next regular annual meeting of stockholders at which directors are to be elected. No decrease in the authorized number of directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     (c) Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the directors or by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class.

     11. Powers: The property and business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     12. Organization Meeting: The first meeting of each newly elected board shall be held immediately following the annual meeting of stockholders at the same place, or shall be held at such other time and place either within or without the State of New York as shall be fixed by the vote of the stockholders at the annual meeting, unless the newly elected board shall by unanimous consent fix a different time and place, in which event the meeting shall be held at the time and place fixed by the directors. No notice of such meeting shall be necessary, but the consent to the time and place of such meeting given by any director who is not present at the meeting shall be in writing.

     13. Regular Meetings: Regular meetings of the board may be held without notice at such time and place either within or without the State of New York or within or without the United States of America as shall from time to time be determined by the board.
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     14. Special Meetings:  Special meetings of the board may be held within or without the State of New York or within or without the United States of America and may be called by the Chairman of the Board of Directors on two (2) days notice by mail or twenty-four (24) hours notice by telephone, telegram, cablegram or radiogram to each director; special meetings shall be called by the President, Vice President or Secretary in like manner and on like notice at the written request of a majority of the directors.

     15. Quorum: At all meetings of the board, a majority of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the statute or by the certificate of incorporation or by these by-laws.

     15A. Action by Unanimous Consent: Any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting of all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

     16. Executive Committee: There shall be an executive committee consisting of the chairman of the board of directors and two (2) other directors chosen by the board, who shall serve during the pleasure of the board or for terms fixed by it. Two members of the executive committee shall constitute a quorum for the transaction of business. The executive committee shall have all the authority of the board of directors to the extent permitted by law.

                                    OFFICERS

     17. Officers: The officers of the corporation shall be a chairman of the board of directors, president, one or more vice presidents, a secretary, a treasurer and a controller and such other officers as the board of directors shall deem proper. The officers, other than the chairman of the board of directors and the president, need not be members of the board of directors, but the chairman of the board of directors and the president shall be members of the board. The same person may hold two or more offices.

     18. Election: The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers and may, not inconsistent with the by-laws fix the powers and duties of any officer. Each officer so chosen shall hold office until his successor shall be chosen and shall qualify, unless he shall sooner resign or be removed as herein in these by-laws provided.

     19. Agents: The board may appoint such agents as it shall deem necessary, who shall act as such for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     20. Salaries: The salaries of the chairman of the board of directors, the chairman of the executive committee, the president, vice-president, the secretary and the treasurer shall be fixed by the board of directors. The salaries of all other officers and agents of the corporation shall be fixed by the board of directors or by such officer or officers as the board of directors may designate.

     21. Removal and Vacancies: Any officer or agent elected or appointed by the board of directors may be removed with or without cause, at any time by the affirmative vote of a majority of the board of directors then in office. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

     22. Chairman of the Board of Directors: The Chairman of the Board shall be the Chief Executive Officer of this Corporation and shall have general charge and control of all the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and the Board of Directors. In the absence of the Chairman of the Executive Committee, the Chairman of the Board shall preside at meetings of the Executive Committee. The Chairman of the Board shall from time to time secure information concerning the business and affairs of the Corporation and shall promptly lay such information before the Board of Directors.
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     23. Chairman of the Executive Committee:  The chairman of the executive committee shall preside at all meetings of the executive committee at which he is present. He shall do and perform such duties as may, from time to time, be assigned to him by the board of directors.

     24. The President: The President shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders, of the Board of Directors and, in the absence also of the Chairman of the Executive Committee, of the Executive Committee; and shall, in case of a vacancy in the office of the Chairman of the Board, have the power to perform the duties incident to such office. He shall be the Chief Operating Officer of the Corporation, subject to the control of the Chairman of the Board.

     25. Vice Presidents: The vice-presidents shall perform such duties as may be assigned by the board of directors.

     26. The Secretary: The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the board of directors, affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of the treasurer or an assistant secretary.

     27. Assistant Secretaries: The assistant secretaries, if any, shall be chosen by the board of directors, shall, in order of their seniority and in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

     28. The Treasurer: The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     29. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the board of directors, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

     30. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     31. Assistant Treasurers: The assistant treasurers, if any shall be chosen by the board of directors, shall in the order of their seniority and in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                       RESIGNATION:  FILLING OF VACANCIES

     32. Resignation: Any director or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time be specified at the time of its receipt by the president, vice-president or secretary, the acceptance of which resignation shall not be necessary to make it effective.

     33. Repealed as of August 20, 1985.
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                             CERTIFICATES OF STOCK

     34. The certificates for shares of the capital stock of the corporation shall be in such form, not inconsistent with the certificate of incorporation, as shall be approved by the board of directors. Each certificate shall be signed by the Chairman of the Board, president or a vice-president and also by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with seal of the corporation, which may be facsimile. If the certificate is signed by either a transfer agent or a transfer clerk acting on behalf of the corporation and a registrar, the signature or any such officer of the corporation and the signature of a transfer agent acting on behalf of the corporation may be facsimile. In case of any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise before such certificate or certificates may nevertheless be adopted by the corporation and be used and delivered as though the officer or officers who signed the said certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

                               TRANSFERS OF STOCK

     35. The stock of the corporation shall be transferable or assignable only on the books of the corporation by the holder thereof, in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares duly endorsed for transfer. The board of directors may appoint a transfer agent or transfer agents or registrar or registrars of transfers for any class or classes of capital stock of the corporation, and may require all certificates, or all certificates of any class or classes, to bear the signature of either or both.

                           CLOSING OF TRANSFER BOOKS

     36. The board of directors, subject to the provisions of the certificate of incorporation, shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record of the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

     37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be otherwise provided by the laws of New York.
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                               LOST CERTIFICATES

     38. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the board of directors, when authorizing such issue of a new certificate or certificates, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation.

                       CONTRACTS, LOANS AND BANK ACCOUNTS

     39. The board of directors may, except as may otherwise be required by law, authorize any officer or officers, agent or agents in the name of, and on behalf of, the corporation to enter into any contract or execute or deliver any instrument or to sign any checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness, and such authority may be general or confined to specific instances.

                                  FISCAL YEAR

     40. The fiscal year shall begin the first day of April in each year.

                                   DIVIDENDS

     41. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

     42. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                      SEAL

     43. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of incorporation and the words "Corporate Seal" "New York". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                          NOTICE AND WAIVER OF NOTICES

     44. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing same in a post-office box in a sealed, post-paid wrapper addressed to the person entitled thereto at his last known post-office address, and such notice shall be deemed to have been given on the day of such mailing. Any notice required to be given under these by-laws may be waived by the person entitled thereto in writing, whether before or after the time stated therein. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by statute.
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                                   AMENDMENTS

     45. Amendments: These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting; provided, however, as respects actions by the stockholders to amend, add to, rescind or repeal any By-Law, and notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote but not in derogation of any special vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation of the Corporation, any Preferred Stock Designation or these By-Laws, the affirmative vote of the holders of at least 80 percent of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Paragraph 5, or Paragraph 10(a), (b) or (c) of these By-Laws or this proviso to this Paragraph 45.

                                BY-LAW AMENDMENT

     46. Indemnification. In addition to such rights of Indemnification as are provided by Article Ninth, Section (3) of the Certificate of Incorporation and as otherwise provided by applicable law, and in accordance with the New York Business Corporation Law, this Corporation may enter into such contracts of indemnification with directors and officers of this Corporation as may be authorized from time to time by the Board of Directors.